Exhibit 1

UNDERWRITING AGREEMENT

June 1, 2026

To the Representatives:

Ladies and Gentlemen:

Subject to the terms and conditions stated or incorporated by reference herein, Consolidated Edison Company of New York, Inc. (the “Company”) hereby agrees to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) and each Underwriter hereby agrees to purchase, severally and not jointly, the principal amount set forth opposite its name in Schedule I hereto of the securities specified in Schedule II hereto (the “Designated Securities”).

The representatives named on the signature page hereof (the “Representatives”) represent that the Underwriters have authorized the Representatives to enter into this Underwriting Agreement and to act hereunder on their behalf.

Except as otherwise provided in Schedule II hereto each of the provisions of the Company’s Underwriting Agreement Basic Provisions, dated August 1, 2024, as filed as Exhibit 1.2 to Registration Statement No. 333-281192 (the “Basic Provisions”), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Basic Provisions are used herein as therein defined.

Payment for the Designated Securities will be made against delivery thereof to the Representatives for the accounts of the respective Underwriters at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of the Underwriters, this Agreement and such acceptance hereof, including the Basic Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By:	/s/ Yukari Saegusa
Name: Yukari Saegusa
Title: Vice President and Treasurer

Confirmed and Accepted as of the date hereof and on behalf of itself and each other Underwriter:

The Representatives

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

MIZUHO SECURITIES USA LLC

By:	/s/ Stephen E. Leamer
Name: Stephen E. Leamer
Title: Managing Director

PNC CAPITAL MARKETS LLC

By:	/s/ Valerie Shadeck
Name: Valerie Shadeck
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

SCHEDULE I

Underwriters	Principal Amount of Series 2026 A Debentures to be Purchased	Principal Amount of Series 2026 B Debentures to be Purchased
J.P. Morgan Securities LLC	$68,625,000	$129,625,000
Mizuho Securities USA LLC	68,625,000	129,625,000
PNC Capital Markets LLC	68,625,000	129,625,000
Wells Fargo Securities, LLC	68,625,000	129,625,000
KeyBanc Capital Markets Inc.	49,500,000	93,500,000
Scotia Capital (USA) Inc.	49,500,000	93,500,000
U.S. Bancorp Investments, Inc.	49,500,000	93,500,000
Blaylock Van, LLC	9,000,000	17,000,000
Loop Capital Markets LLC	9,000,000	17,000,000
Siebert Williams Shank & Co., LLC	9,000,000	17,000,000

Total	$450,000,000	$850,000,000

SCHEDULE II

I.	Pricing Effective Time for Series 2026 A: 4:15 p.m. on June 1, 2026 Pricing Effective Time for Series 2026 B: 4:15 p.m. on June 1, 2026

II.	Title of Designated Securities: 5.15% Debentures, Series 2026 A (“Series 2026 A”) 5.875% Debentures, Series 2026 B (“Series 2026 B”)

III.	Aggregate Principal Amount for Series 2026 A: $450,000,000 Aggregate Principal Amount for Series 2026 B: $850,000,000

IV.

Public Offering Price:

Series 2026 A

Initially 99.649% of the principal amount of the Designated Securities, plus accrued interest, if any, from June 3, 2026 to the date of delivery, and thereafter at market prices prevailing at the time of sale or at negotiated prices.

Series 2026 B

Initially 99.717% of the principal amount of the Designated Securities, plus accrued interest, if any, from June 3, 2026 to the date of delivery, and thereafter at market prices prevailing at the time of sale or at negotiated prices.

V.	Purchase Price by Underwriters:

Series 2026 A

98.999% of the principal amount of the Designated Securities, plus accrued interest, if any, from June 3, 2026 to the date of delivery.

Series 2026 B

98.842% of the principal amount of the Designated Securities, plus accrued interest, if any, from June 3, 2026 to the date of delivery.

VI.

Pricing Disclosure Material:

The Preliminary Prospectus and the Pricing Term Sheet for the Designated Securities (attached as Exhibit A to this Schedule II) or the contents thereof (the “Pricing Term Sheet”).

VII.	Specified funds for, and manner of, payment of purchase price: Funds will be delivered by wire transfer pursuant to the Company’s written instructions to the Representatives.

VIII.

Indenture:

Indenture, dated as of December 1, 1990, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York) (successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, successor to The Chase Manhattan Bank (National Association), as Trustee (the “Trustee”))), as amended and supplemented by the First Supplemental Indenture, dated as of March 6, 1996, between the Company and the Trustee, as amended and supplemented by a Second Supplemental Indenture, dated as of June 23, 2005, between the Company and the Trustee, and as amended and supplemented by a Third Supplemental Indenture, dated as of February 19, 2025, between the Company and the Trustee.

IX.	Maturity: Series 2026 A June 15, 2036 Series 2026 B June 15, 2056

X.	Interest Rate: Series 2026 A 5.15% per annum Series 2026 B 5.875% per annum

XI.

Interest Payment Dates:

Series 2026 A

December 15, 2026 and thereafter semi-annually on June 15 and December 15 in each year, except as otherwise provided in the Indenture.

Series 2026 B

December 15, 2026 and thereafter semi-annually on June 15 and December 15 in each year, except as otherwise provided in the Indenture.

XII.	Redemption Provisions: As set forth in the Pricing Term Sheet.

XIII.	Sinking Fund Provisions: None.

XIV.	Time of Delivery: 10:00 a.m. on June 3, 2026, or such date and time as shall be agreed upon by the Representatives and the Company.

XV.	Closing Location: Hunton Andrews Kurth LLP 200 Park Avenue, New York, New York 10166

XVI.

Information furnished by or on behalf of the Underwriters for use in the Prospectus for the Designated Securities:

The sentence regarding delivery of the Designated Securities on the front cover of the Pricing Supplement.

The third paragraph, the third sentence of the fourth paragraph and the twelfth paragraph under the caption “Underwriting (Conflicts of Interest)” beginning on page S-13 of the Pricing Supplement.

XVII.

Addresses of Representatives:

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Attention: Investment Grade Syndicate Desk

Fax No.: (212) 834-6081

Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020
Attention: Debt Capital Markets
Fax No.: (212) 205-7812

PNC Capital Markets LLC

300 Fifth Avenue, 10th Floor

Pittsburgh, Pennsylvania 15222

Attention: Debt Capital Markets, Fixed Income

Transaction Execution
E-mail: capitalmarketsnotices@pnc.com

Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202 Attention: Transaction Management Department E-mail: tmgcapitalmarkets@wellsfargo.com

XVIII.	Captions in the Prospectus and Prospectus Supplement referred to in Section 6(c)(xi) of the Basic Provisions: Description of Debt Securities Description of Debentures

XIX.

Modification of Basic Provisions

1.Replace Section 1(k) of the Basic Provisions in its entirety with:

“(k) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture (if applicable) and this Agreement and the consummation of the transaction herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Certificate of Incorporation or the Company’s by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, provided that in making the foregoing representation, the Company assumes that the Underwriters comply with the requirements of the foreign laws described in the Prospectus under the headings “Notices to Investors—European Economic Area,” “Notices to Investors—United Kingdom,” “Notices to Investors—Japan,” “Notices to Investors—Australia,” “Notices to Investors—Canada,” “Notices to Investors—Taiwan” and “Notices to Investors—Singapore.” No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture (if applicable), except such as have been, or will have been prior to the Time of Delivery, obtained under the Act, the Trust Indenture Act (if applicable) and, if the Company is Con Edison of New York, the New York State Public Service Law and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters.”

2.Replace Section 6(c)(x) of the Basic Provisions in its entirety with:

“(x) In the case of an opinion rendered by the General Counsel or Vice President, Legal Services or Vice President and Corporate Secretary of either Con Edison or Con Edison of New York, he or she has no reason to believe, and in the case of an opinion rendered by a law firm, no facts came to their attention which caused them to believe, that (A) the Registration Statement on the date of this Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Pricing Disclosure Material at the Pricing Effective Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (C) the Prospectus as of the date thereof contained, or as of the Time of Delivery contains, an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.”

3.Add the following subparagraph after Section 6(i) of the Basic Provisions:

(j) Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, shall have furnished to the Underwriters a written opinion, dated the Time of Delivery for the Designated Securities, in form and substance satisfactory to the Underwriters to the effect that:

The statements set forth under the heading “Material U.S. Federal Income Tax Considerations” in the Preliminary Prospectus and the Prospectus, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Designated Securities.

Exhibit A to Schedule II

Filed Pursuant to Rule 433

Registration Statement No. 333-281192

June 1, 2026

PRICING TERM SHEET

5.15% DEBENTURES, SERIES 2026 A

5.875% DEBENTURES, SERIES 2026 B

Issuer:	Consolidated Edison Company of New York, Inc. (the “Issuer”)

Anticipated Ratings (Moody’s; S&P; Fitch)*:	[Intentionally omitted in exhibit format]

Issue of Securities:	5.15% Debentures, Series 2026 A due 2036 (the “2026 A Debentures”)	5.875% Debentures, Series 2026 B due 2056 (the “2026 B Debentures”)

Principal Amount:	$450,000,000	$850,000,000

Interest Rate:	5.15% per annum	5.875% per annum

Interest Payment Dates:	June 15 and December 15, commencing on December 15, 2026	June 15 and December 15, commencing on December 15, 2026

Maturity Date:	June 15, 2036	June 15, 2056

Benchmark Treasury:	4.375% due May 15, 2036	4.750% due February 15, 2056

Benchmark Treasury Price / Yield:	99-06+ / 4.475%	96-07 / 4.995%

Spread to Benchmark Treasury:	+72 basis points	+90 basis points

Yield to Maturity:	5.195%	5.895%

Public Offering Price:	99.649% of the principal amount	99.717% of the principal amount

Optional Redemption Provisions:

Make-Whole Call:	Prior to March 15, 2036 (three months prior to the maturity date of the 2026 A Debentures) (the “2026 A Par Call Date”), the Issuer may redeem the 2026 A Debentures at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2026 A Debentures matured on the 2026 A Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement related to the 2026 A Debentures) plus 15 basis points, less (b) interest accrued to the date of redemption; and (2) 100% of the principal amount of the 2026 A Debentures to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
Prior to December 15, 2055 (six months prior to the maturity date of the 2026 B Debentures) (the “2026 B Par Call Date”), the Issuer may redeem the 2026 B Debentures at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2026 B Debentures matured on the 2026 B Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement related to the 2026 B Debentures) plus 15 basis points, less (b) interest accrued to the date of redemption; and (2) 100% of the principal amount of the 2026 B Debentures to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

Par Call:	On or after the 2026 A Par Call Date, the Issuer may redeem the 2026 A Debentures, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2026 A Debentures being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.	On or after the 2026 B Par Call Date, the Issuer may redeem the 2026 B Debentures, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2026 B Debentures being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

Pricing Date:	June 1, 2026

Settlement Date:	June 3, 2026 (T+2)

CUSIP / ISIN:	209111 GQ0/ US209111GQ07	209111 GR8/ US209111GR89

Joint Book-Running Managers:	J.P. Morgan Securities LLC Mizuho Securities USA LLC PNC Capital Markets LLC Wells Fargo Securities, LLC KeyBanc Capital Markets Inc. Scotia Capital (USA) Inc. U.S. Bancorp Investments, Inc.

Co-Managers:	Blaylock Van, LLC Loop Capital Markets LLC Siebert Williams Shank & Co., LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, Mizuho Securities USA LLC toll-free at 1-866-271-7403, PNC Capital Markets LLC toll-free at 1-855-881-0697 or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

UNDERWRITING AGREEMENT BASIC PROVISIONS

August 1, 2024

Consolidated Edison, Inc. (“Con Edison”) and Consolidated Edison Company of New York, Inc. (“Con Edison of New York”) may each from time to time enter into one or more underwriting agreements that provide for the sale of certain of its securities (and as party to any such agreement Con Edison or Con Edison of New York, as the case may be, is referred to herein as the “Company”). The basic provisions set forth herein may be incorporated by reference in any such underwriting agreement relating to a particular issue of Designated Securities (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as “this Agreement.” Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as defined therein.

The terms and rights of any particular issue of Designated Securities shall be as specified in the Underwriting Agreement relating thereto and (i) if the Designated Securities are equity securities, in or pursuant to the provisions of the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or (ii) if the Designated Securities are debt securities, in or pursuant to the indenture (the “Indenture”) identified in the Underwriting Agreement. An Underwriting Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.

This Agreement will become effective with respect to the Designated Securities at a point in time agreed to by the several Underwriters and the Company (the “Pricing Effective Time”), which time shall be specified in the Underwriting Agreement. The Pricing Effective Time shall occur when the Pricing Disclosure Material (as defined in the Underwriting Agreement) shall be available for delivery or communication to purchasers. At the Pricing Effective Time, the several Underwriters propose to offer the Designated Securities for sale upon terms and conditions set forth in the Prospectus (as defined in Section 1(a) hereof) and in the Pricing Disclosure Material.

1. The Company represents and warrants to, and agrees with, each of the Underwriters as of the Pricing Effective Time that:

(a) A registration statement in respect of the Designated Securities has been filed with the Securities and Exchange Commission (the “Commission”); the registration statement has become effective; and no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act of 1933, as amended (the “Act”) against the Company or related to the offering of the Designated Securities has been initiated or threatened by the Commission. The Company proposes to file pursuant to Rule 424 under the Act a prospectus supplement specifically relating to the Designated Securities and reflecting the terms of the Designated Securities and plan of distribution arising from the Underwriting Agreement (the “Pricing Supplement”) and has previously advised the Underwriters of all information to be set forth therein. The term “Registration Statement” as used with respect to the particular issue of Designated Securities means the registration statement as deemed revised pursuant to Rule 430(B)(f)(1) under the Act on the date of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such Section applies to the Company and the Underwriters for the Designated Securities pursuant to Rule 430B(f)(2) under the Act (the “Effective Date”). The term “Basic Prospectus” means the prospectus included in the Registration Statement exclusive of any supplement filed pursuant to Rule 424. The term “Prospectus” means the Basic Prospectus together with the Pricing Supplement, as first filed with the Commission pursuant to Rule 424. The term “Preliminary Prospectus” means a preliminary prospectus supplement, if any, specifically relating to the Designated Securities together with the Basic Prospectus. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus” and “Preliminary Prospectus” shall include in each case the material, if any, incorporated by reference therein.

(b) The documents incorporated by reference in the Pricing Disclosure Material or in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and none of the documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when said further documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Registration Statement, any Permitted Free Writing Prospectus and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and, if the Designated Securities are debt securities, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission under the Act and, if applicable, the Trust Indenture Act; the Registration Statement as of the Effective Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (i) the Pricing Disclosure Material does not as of the Pricing Effective Time, (ii) the Prospectus will not, as of the Effective Date, (iii) the Prospectus and any amendment or supplement thereto will not, as of their dates, and (iv) the Prospectus, as it may be amended or supplemented pursuant to Section 4 hereof, as of the Time of Delivery will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are or were made, not misleading; provided, however, that this representation and warranty shall not apply to: (i) any statements or omissions made in reliance upon and in conformity with any information specified in the Underwriting Agreement as furnished by or on behalf of the Underwriters for use in the Pricing Disclosure Material or the Prospectus for the Designated Securities (“Underwriter Information”), and (ii) if the Designated Securities are debt securities, any Form T-1 Statement of Eligibility and Qualification included as an exhibit to the Registration Statement. Each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, or the Prospectus.

(d) Except as set forth or contemplated in the Pricing Disclosure Material and the Prospectus, since the dates as of which information is given in the Basic Prospectus or in any Preliminary Prospectus, there has not been any material adverse change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company, or in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole.

(e) The Company has been duly formed and is validly existing and in good standing under the laws of the State of New York. The Company has full power and authority to conduct its business and, except as described in the Registration Statement, the Pricing Disclosure Material and the Prospectus, possesses all material licenses and approvals necessary for the conduct of its business.

(f) The Company has an authorized capitalization as set forth in the Pricing Disclosure Material and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and except as set forth or contemplated in the Pricing Disclosure Material and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) If the Designated Securities are debt securities, the Indenture has been duly authorized by the Company and qualified under the Trust Indenture Act and, at the Time of Delivery (as defined in Section 3 hereof), will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or effecting creditors’ rights and to general equity principles.

(i) If the Designated Securities are debt securities, the Designated Securities have been duly authorized, and when executed by the Company, authenticated in accordance with the Indenture and issued and delivered pursuant to this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Designated Securities and the Indenture conform to the descriptions thereof in the Pricing Disclosure Material and the Prospectus.

(j) If the Designated Securities are equity securities, the Designated Securities have been duly authorized, and, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Pricing Disclosure Material and the Prospectus.

(k) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture (if applicable), and this Agreement and the consummation of the transaction herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Certificate of Incorporation or the Company’s by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture (if applicable) except such as have been, or will have been prior to the Time of Delivery, obtained under the Act, the Trust Indenture Act (if applicable) and, if the Company is Con Edison of New York, the New York State Public Service Law and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters.

(l) Other than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Material and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party, or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(m) The consolidated financial statements of the Company and its subsidiaries set forth in the Registration Statement, the Pricing Disclosure Material and the Prospectus fairly present the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

(n) With respect to the Registration Statement, the conditions for the use of Form S-3 were satisfied by the Company.

(o) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose, or pursuant to Section 8A of the Act against the Company or related to the offering of the Designated Securities has been instituted or threatened by the Commission.

(p) The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act) filed within three years of the Pricing Effective Time; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; and the Company is a “well-known seasoned issuer” and is not an “ineligible issuer” (in each case as defined in Rule 405) at the “determination dates” (described in such definitions) relevant to the offering and sale of the Designated Securities under the Registration Statement.

(q) The documents incorporated by reference in the Pricing Disclosure Material or the Prospectus do not include non-GAAP financial measures within the meaning of Regulation G or Item 10 of Regulation S-K of the Commission, with the exception, if the Company is Con Edison, of the measures “adjusted earnings” and “adjusted earnings per share,” which are described immediately before Item 1 in the Company’s most recent Annual Report on Form 10-K.

(r) If the Company is Con Edison, each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

(s) The Company intends to use the net proceeds received by it from the sale of the Designated Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company assessed the effectiveness of its internal control over financial reporting as of the end of the period covered by its most recent Annual Report on Form 10-K filed with the Commission and, based on such assessment, concluded that it had effective internal control over financial reporting. In addition, there was no change in the Company’s internal control over financial reporting that occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any material weakness in its internal controls over financial reporting.

(u) The Company maintains disclosure controls and procedures to provide reasonable assurance that the information required to be disclosed by the Company in the reports that it submits to the Commission is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and such disclosure controls and procedures. The Company evaluated its disclosure controls and procedures as of the end of the period covered by its most recent periodic report filed with the Commission pursuant to Section 13 of the Exchange Act and, based on such evaluation, concluded that the controls and procedures were effective to provide such reasonable assurance.

(v) There is and has been no failure on the part of the Company and to the knowledge of the Company there has been no failure on the part of any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(w) The interactive data files in eXtensible Business Reporting Language included as exhibits in documents incorporated by reference in the Pricing Disclosure Material or in the Prospectus, when such incorporated documents were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

2. The Company and the Underwriters make the following agreements and representations with respect to the use of “free writing prospectuses,” as defined in Rule 405 under the Act:

(a) The Company represents and agrees that it has not made and without the consent of the Representatives it will not make any offer relating to the Designated Securities that would constitute a free writing prospectus, other than a Permitted Free Writing Prospectus, as defined below; each Underwriter represents and agrees that, without the consent of the Company and the Representative, it will not make any offer relating to the Designated Securities that would constitute a free writing prospectus, other than a Permitted Free Writing Prospectus or a free writing prospectus that is not required to be filed by the Company pursuant to Rule 433 and any free writing prospectus, including the pricing term sheet for the Designated Securities, the use of which has been consented to by the Company and the Representatives, shall be listed on a schedule attached to the Underwriting Agreement (a “Permitted Free Writing Prospectus”).

(b) Unless otherwise provided in the Underwriting Agreement, the Company will prepare a pricing term sheet to be included in the Pricing Disclosure Material as a Permitted Free Writing Prospectus which shall be approved by the Representatives and filed by the Company pursuant to Rule 433(d) under the 1933 Act within the time period prescribed by such Rule.

(c) The Company has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus including timely Commission filing and legending.

(d) The Company agrees that if at any time following issuance of a Permitted Free Writing Prospectus any event occurred or occurs as a result of which such Permitted Free Writing Prospectus would conflict with the information in the Registration Statement, or the Prospectus or include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter a Permitted Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in a Permitted Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives, expressly for use therein.

(e) The Company agrees that if there occurs an event or development as a result of which the Pricing Disclosure Material would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will notify the Representatives so that any use of the Pricing Disclosure Material may cease until it is amended or supplemented.

3. If (i) the Designated Securities are debt securities, one or more Global Securities (as defined in the Indenture specified in the Underwriting Agreement) for the Designated Securities in the aggregate principal amount of the Designated Securities shall be registered in the name of Cede & Co. and delivered to The Depository Trust Company with instructions to credit the Designated Securities to the account of, or as otherwise instructed by, the Representative, or (ii) the Designated Securities are equity securities, the Designated Securities to be purchased by each Underwriter pursuant to the Underwriting Agreement, in such authorized number of shares and registered in such names as the Representative may request upon at least 48 hours’ prior notice to the Company shall be delivered by or on behalf of the Company to or as directed by the Representative for the account of such Underwriter, against payment by the Representative of the purchase price therefor in the amount, the funds and manner specified in the Underwriting Agreement, at the place, time and date specified in the Underwriting Agreement or at such other place, time and date as the Representative and the Company may agree in writing, said time and date being herein referred to as the “Time of Delivery” for said Designated Securities.

4. The Company agrees with each of the Underwriters of the Designated Securities:

(a) To prepare the Prospectus specifically relating to the Designated Securities in a form approved by the Representative and to file the Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; after the date of this Agreement and prior to the Time of Delivery for the Designated Securities, to make no amendment or supplement to the Registration Statement, the Pricing Disclosure Material or the Prospectus to which the Representative shall reasonably object in writing promptly after reasonable notice thereof; to file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Designated Securities, and during the same period to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed, or mailed for filing, of the suspension of the qualification of the Designated Securities for offering or sale in any jurisdiction, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Securities, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Designated Securities or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, to use promptly the Company’s best efforts to obtain its withdrawal;

(b) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with those laws so as to permit the continuance of sales and dealings therein in those jurisdictions for as long as may be necessary to complete the distribution of the Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) To deliver to the Representative three signed or conformed copies of the Registration Statement, and each amendment thereto, including exhibits thereto and documents incorporated by reference therein, and to furnish to the Underwriters written and electronic copies of the Pricing Disclosure Material, the Prospectus, and each amendment or supplement thereto, in such quantities as the Representative may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time during the nine-month period following the Time of Delivery for the Designated Securities in connection with the offering or sale of the Designated Securities and if at that time any event shall have occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during the same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representative and upon its request to file the document and to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct the statement or omission or effect compliance;

(d) To make generally available to the Company’s security holders (as set forth in Rule 158(c) under the Act) as soon as practicable, but in any event not later than eighteen months after the Effective Date of the Registration Statement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder; and

(e) If (i) the Designated Securities are debt securities or preferred stock, during the period beginning on the date of this Agreement and continuing to and including the earlier of the termination of trading restrictions for the Designated Securities, as notified to the Company by the Representative, or the Time of Delivery for the Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company that are substantially similar to the Designated Securities, without the prior written consent of the Representative; and (ii) if the Designated Securities are common stock, during a period of ninety days after the date of the Underwriting Agreement for such common stock, the Company will not, without prior written consent of the Representative, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, its common stock, except for common stock issued pursuant to such Underwriting Agreement, upon conversions of the Company’s outstanding securities in accordance with their terms, or in connection with the Company’s employee stock or dividend reinvestment plans.

5. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s accountants in connection with the registration of the Designated Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus and the Prospectus and amendments and supplements thereto and of the Pricing Disclosure Material (including any Permitted Free Writing Prospectus) and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of typing, printing or producing this Agreement, any Indenture, any Blue Sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Designated Securities; (iii) all expenses in connection with the qualification of the Designated Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and any legal investment survey; (iv) any fees charged by securities rating services for rating the Designated Securities; (v) the cost of preparing the Designated Securities; (vi) all expenses in connection with the listing of the Designated Securities on any stock exchange or any filing fee with the Financial Industry Regulatory Authority, Inc.; (vii) all expenses incurred by the Company or the Underwriters in connection with any “road show” presentation to potential investors; and (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 5. It is understood, however, that, except as provided in this Section 5, or in Section 7 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Designated Securities by them, and any advertising expenses connected with any offers they may make.

6. The obligations of the Underwriters under this Agreement shall be subject, in the discretion of the Underwriters, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery for the Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; each Permitted Free Writing Prospectus shall have been filed by the Company with the Commission within the applicable time period prescribed for such filings by, and otherwise in compliance with, Rule 433 under the Act to the extent so required; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, or pursuant to Section 8A of the Act against the Company or related to the offering of the Designated Securities, shall have been instituted or threatened by the Commission; and all requests for additional information on the part of the Commission since the date on which the Registration Statement became effective shall have been complied with to the reasonable satisfaction of the Representative.

(b) Hunton Andrews Kurth LLP, counsel for the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated the Time of Delivery for the Designated Securities, with respect to the Designated Securities, the Registration Statement, the Pricing Disclosure Material, the Prospectus, and such other related matters as the Representative may reasonably request.

(c) Legal counsel for the Company, which may be the General Counsel, Vice President, Legal Services or Vice President and Corporate Secretary of either Con Edison or Con Edison of New York and/or a law firm to which the Representative does not reasonably object, shall have furnished to the Underwriters his or her written opinion, dated the Time of Delivery for the Designated Securities, in form and substance satisfactory to the Representative, to the effect that:

(i) The Company has been duly formed and is validly existing and in good standing under the laws of the State of New York and has full power and authority to conduct its business and, except as described in the Registration Statement or in the Prospectus as then amended or supplemented, to the best of his knowledge possesses all material licenses and approvals necessary for the conduct of its business;

(ii) The Company has authorized equity capitalization as set forth, or incorporated by reference, in the Prospectus;

(iii) This Agreement has been duly authorized, executed and delivered by the Company;

(iv) If the Designated Securities are debt securities, the Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(v) If the Designated Securities are debt securities, the Designated Securities have been duly authorized, executed, issued and delivered by the Company, and assuming due authentication in accordance with the Indenture, constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(vi) If the Designated Securities are equity securities, the Designated Securities have been duly authorized, and, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any shareholder of the Company;

(vii) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture (if applicable) and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (A) any statute, agreement or instrument known to him or her to which the Company or any Subsidiary is a party or by which it or any Subsidiary is bound or to which any of the property of the Company or any Subsidiary is subject, (B) any order, rule or regulation known to him or her of any court, governmental agency or body having jurisdiction over the Company or any of its properties, except in each of (A) and (B) for such conflicts, defaults or breaches as would not have a Material Adverse Effect; or (C) the Company’s Certificate of Incorporation or by-laws;

(viii) No consent, approval, authorization, order, registration or qualification of or with any court, governmental agency or body is required for the issue and sale by the Company of the Designated Securities or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture (if applicable), except: (A) such as have been obtained under the Act, the Trust Indenture Act (if applicable) and, if the Company is Con Edison of New York, the New York State Public Service Law; and (B) such consents, approvals, authorizations, registrations or qualifications, as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

(ix) The Registration Statement on the date of the Underwriting Agreement complied (exclusive of any Form T-1, as to which he or she need express no opinion or belief) and any Permitted Free Writing Prospectus and the Prospectus (other than the financial statements and related schedules included or incorporated by reference therein, as to which he she need express no opinion or belief) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and the documents incorporated by reference in the Prospectus at the Time of Delivery (other than the financial statements and related schedules therein, as to which he or she need express no opinion or belief) when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder;

(x) In the case of an opinion rendered by the General Counsel or Vice President, Legal Services of the Company, he or she has no reason to believe, and in the case of an opinion rendered by a law firm, no facts came to their attention which caused them to believe, that (A) the Registration Statement on the date of the Underwriting Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Pricing Disclosure Material at the Pricing Effective Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, or (C) the Prospectus as of the date thereof contained, or as of the Time of Delivery contains, an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(xi) The statements contained in the Prospectus under the captions specified in the Underwriting Agreement, insofar as said statements constitute a summary of the documents referred to therein, are accurate and fairly present the information required to be shown; to the best of his or her knowledge, there are no legal or governmental proceedings pending, or contemplated by governmental authorities, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (including without limitation, any proceeding by the Commission for a stop order or pursuant to Section 8A of the Act) which, in any such case, are required by the Act or the Exchange Act or the rules and regulations thereunder to be described in the Prospectus or the documents incorporated by reference therein that are not described as so required; and he or she does not know of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon filing they would be incorporated, in whole or in part, by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required; and

(xii) if the Company is Con Edison (A) each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Material and Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; (B) except as otherwise described in the Pricing Disclosure Material and Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, to the best of his or her knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and (C) none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In addition in rendering its opinions in subparagraphs (c)(ix) and

(c)(x) above, such counsel may assume that “the earlier of the date the Prospectus is first used or the date of the first contract of sale of the Designated Securities” is the date of the Underwriting Agreement unless the Representative shall advise that such event occurred on a different date that it shall specify, in which case the phrase “the date of the Underwriting Agreement” in such opinions shall be replaced by the date so identified.

In rendering the foregoing opinions set forth in Section 6(c) above, in the case of an opinion rendered by the General Counsel or Vice President, Legal Services of the Company, such counsel may state that (i) such counsel expresses no opinion as to any laws of any jurisdiction other than those of the State of New York and the federal laws of the United States of America to the extent specifically referred to therein and (ii) with respect to the laws of the State of New York, such counsel has received advice, satisfactory to such counsel, from New York counsel in the Law Department of the Company admitted in such jurisdiction.

(d) The Representative shall have received at or prior to the Pricing Effective Time on, and dated, the date of the Underwriting Agreement, and at or prior to the Time of Delivery on, and dated, the date thereof, a letter from PricewaterhouseCoopers LLP addressed to the Representative substantially in the form and to the effect theretofore supplied to and deemed satisfactory by the Representative;

(e) Since the respective dates as of which information is given in the Pricing Disclosure Material and the Prospectus there shall not have been any material adverse change in the capital stock or long-term debt of the Company, or in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (taken as a whole), other than as set forth or contemplated in the Pricing Disclosure Material and the Prospectus as of the date of this Agreement, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Pricing Disclosure Material and the Prospectus;

(f) Subsequent to the Pricing Effective Time (i) no downgrading or withdrawal shall have occurred in the rating accorded any securities of Con Edison or Con Edison of New York by Moody’s Investors Service Inc., S&P Global Ratings, a division of S&P Global Inc. or Fitch Ratings, Inc., and (ii) neither Moody’s Investors Service Inc., S&P Global Ratings nor Fitch Ratings, Inc. shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of Con Edison or Con Edison of New York;

(g) Subsequent to the Pricing Effective Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally, or in the Company’s securities, on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the declaration of a war directly involving the United States of America, or the occurrence of any other national or international calamity or crisis, or the outbreak or escalation of any conflict involving the armed forces of the United States of America, if the effect of any such event specified in this Section 6(g) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Pricing Disclosure Material and the Prospectus; and

(h) The Company shall have furnished or caused to be furnished to the Representative at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, and as to the matters set forth in subsections (a) (the statement that no stop order or proceeding for that purpose, or under Section 8A, has been “threatened” by the Commission may be qualified by the phrase “to the best of our knowledge,” (e) and (f) (item (ii) may be qualified by the phrase “to the best of our knowledge”) of this Section 6; and

(i) The Designated Securities shall have been approved for listing on the stock exchanges, if any, specified in the Underwriting Agreement.

7. (a) The Company will indemnify each Underwriter, its directors and officers, its Affiliates as such term is defined in Rule 501(b) under the Act, its selling agents and each person, if any, who controls any Underwriter, within the meaning of Section 15 of the Act (the “Underwriter Indemnified Parties”) against any losses, claims, damages or liabilities, joint or several, to which any Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue or allegedly untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Permitted Free Writing Prospectus, or other free writing prospectus used by the Company, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter Indemnified Party for any legal or other expenses reasonably incurred by the Underwriter Indemnified Party in connection with investigating or defending any such action or claims, promptly as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, any Permitted Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with Underwriter Information.

(b) Each Underwriter, severally and not jointly, will indemnify the Company, its directors and officers and each person, if any, who controls the Company, within the meaning of Section 15 of the Act (the “Company Indemnified Parties”) and hold it harmless against any losses, claims, damages or liabilities to which such Company Indemnified Party may become subject, under the Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Permitted Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that said untrue statement or allegedly untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, any Permitted Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with Underwriter Information; and will reimburse any Company Indemnified Party for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under said subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party other than under said subsection and to the extent it is not materially prejudiced as a result thereof. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under said subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of its counsel shall be at the expense of the indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, in the reasonable judgment of the indemnified party, be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriter Indemnified Parties shall be designated in writing by the Representatives and any such separate firm for the Company Indemnified Parties shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld).

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold an indemnified party harmless under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of said losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which said loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and Underwriters of the Designated Securities on the other in connection with the statements or omissions that resulted in said losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that said Underwriter has otherwise been required to pay by reason of said untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of the fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Designated Securities and not joint. The foregoing provisions regarding contribution shall apply except as otherwise required by applicable law.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have.

8. If, at the Time of Delivery, any one or more of the Underwriters shall default in its obligation to purchase any of the Designated Securities, and the aggregate principal amount or aggregate number of shares (as the case may be) of the Designated Securities set forth opposite the name or names of the defaulting Underwriter or Underwriters in Schedule I to the Underwriting Agreement is not more than one-tenth of the aggregate principal amount or aggregate number of shares (as the case may be) of the Designated Securities, the other Underwriters shall be obligated severally in the proportions that the principal amount or number of shares (as the case may be) of Designated Securities set forth opposite their respective names in Schedule I to the Underwriting Agreement bears to the aggregate principal amount or aggregate number of shares (as the case may be) of Designated Securities set forth opposite the names of all the non-defaulting Underwriters, or in such other proportions as the Underwriters may agree, to purchase the Designated Securities as to which the defaulting Underwriter or Underwriters so defaulted on that date; provided that in no event shall the principal amount or number of shares (as the case may be) of Designated Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of the aggregate principal amount or aggregate number of shares (as the case may be) of Designated Securities without the written consent of that Underwriter. If any Underwriter or Underwriters shall default in its or their obligation to purchase Designated Securities and the aggregate principal amount or aggregate number of shares (as the case may be) of Designated Securities set forth opposite the name or names of the defaulting Underwriter or Underwriters in Schedule I to the Underwriting Agreement is more than one-tenth of the aggregate principal amount or aggregate number of shares (as the case may be) of Designated Securities, and arrangements satisfactory to the Underwriters and the Company for the purchase of said Designated Securities are not made within 36 hours after the default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Sections 5 and 7 hereof. In any such case, either the Underwriters or the Company shall have the right to postpone the Time of Delivery, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of said Underwriter under this Agreement.

9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any control person of any Underwriter, or the Company, or any officer or Director or Trustee or control person of the Company, and shall survive delivery of and payment for the Designated Securities and any termination of this Agreement.

10. If any condition specified in Section 6 of this Agreement shall not have been fulfilled when and as required to be fulfilled thereunder, then this Agreement may be terminated by the Representative upon notice to the Company.

11. If this Agreement shall be terminated pursuant to Section 8 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities except as provided in Section 5 and Section 7 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Designated Securities. Unless the cause for non-delivery shall be a matter within the reasonable control of the Company, the Company shall be under no further liability to any Underwriter with respect to the Designated Securities except as provided in Section 5 and Section 7 hereof.

12. In all dealings under this Agreement, the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

13. All statements, requests, notices and agreements under this Agreement shall be in writing, or, if promptly confirmed in writing, by telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the Representative at the address specified for the Representative in the Underwriting Agreement; and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the address of the Company set forth in the Registration Statement, Attention: Secretary.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 7 and 9 hereof, the officers, directors and Trustees of the Company and each person, if any, who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Designated Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. The Company acknowledges and agrees that (i) the purchase and sale of the Designated Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16. Time shall be of the essence of this Agreement. As used herein the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. This Agreement shall be construed in accordance with the laws of the State of New York.

18. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “executed,” “signed,” signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

19. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

20. (i) In the event that the Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (ii) In the event that the Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.